Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350)

I, Michael A. Reisner, Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of ICON Capital Corp., the Manager of the Registrant in connection with the Quarterly Report of ICON Leasing Fund Eleven, LLC (the "LLC") on Form 10-Q/A for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report") certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m); and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the LLC.

Dated: December 11, 2007

/s/ Michael A. Reisner
Michael A. Reisner
Director, Executive Vice President and Chief Financial Officer of the Manager
(Principal Financial and Accounting Officer)
ICON Capital Corp.
Manager of ICON Leasing Fund Eleven, LLC